UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 29, 2020, the Board of Directors (the “Board”) of Vital Farms, Inc. (the “Company”) increased the size of the Board from eight to nine directors and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Kofi Amoo-Gottfried to serve as a member of the Board and as a member of the Board’s Nominating and Corporate Governance Committee, effective January 4, 2021. Mr. Amoo-Gottfried is a Class I director whose term will expire at the Company’s 2021 Annual Meeting of Stockholders. The Board has determined that Mr. Amoo-Gottfried is “independent” pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and other governing laws and applicable regulations.

There is no arrangement or understanding between Mr. Amoo-Gottfried and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Amoo-Gottfried and any of the Company’s other directors or executive officers. There are no transactions between Mr. Amoo-Gottfried and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Amoo-Gottfried is eligible to participate in the Company’s compensation arrangements for non-employee directors, which are described in more detail in the Company’s Non-Employee Director Compensation Policy, filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on November 10, 2020. In connection with Mr. Amoo-Gottfried’s election to the Board, the Company and Mr. Amoo Gottfried entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-239772) filed with the SEC on July 9, 2020. This agreement requires the Company to indemnify Mr. Amoo-Gottfried, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

On January 5, 2021, the Company issued a press release announcing Mr. Amoo-Gottfried’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Principal Accounting Officer

Effective January 4, 2021, the Board appointed Jeffery S. Dawson to serve as Chief Accounting Officer and as the principal accounting officer of the Company. Bo Meissner will continue serving as principal financial officer of the Company.

Mr. Dawson joined the Company as Chief Accounting Officer in January 2021. Prior to joining the Company, Mr. Dawson served as Senior Vice President, Chief Accounting Officer of Dean Foods Company from January 2019 to December 2020. Prior to Dean Foods, Mr. Dawson served as Chief Accounting Officer, North America for Nokia Oy (formerly Alcatel-Lucent SA) from 2009 to January 2019. Prior to that, Mr. Dawson served in a broad range of finance and accounting roles at Stanley Black & Decker, Georgia-Pacific LLC, Velocita Corporation and Deloitte. Mr. Dawson received his B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

There are no family relationships among Mr. Dawson and any of the Company’s directors or executive officers, nor are there any related party transactions between Mr. Dawson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: January 5, 2021	By:	/s/ Bo Meissner
Bo Meissner
Chief Financial Officer